EXHIBIT 31.1
OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Hui Xiaobing, certify that:

1.   I have reviewed this Quarterly Report of Huiheng Medical, Inc. on Form 10-Q for the quarterly period ended March 31, 2011;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:    August 26, 2011
/s/       Hui Xiaobing
By:     Hui Xiaobing, Chief Executive Officer
           (Principal Executive Officer)